Exhibit 99.1

Enzo Biochem Reports Results of its Annual Meeting of Shareholders and Officer Appointments

FARMINGDALE, NY, Feb 1, 2024 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or the “Company”), a leading life science company, announced the voting results from its Annual Meeting held on January 31, 2024 and officer appointments.

Summary of the Fiscal Year 2023 Annual Shareholder Meeting Proposals

Proposal One – The shareholders elected Kara Cannon, Steven J. Pully, Bradley L. Radoff, and Mary Tagliaferri, M.D. to the Company’s Board of Directors to hold office for a term ending as of our Fiscal 2024 annual meeting of shareholders, and until each such director’s successor is elected and qualified.

Proposal Two – The shareholders did not approve, by a non-binding advisory vote, the compensation of the Company’s named Executive Officers.

Proposal Three – The shareholders ratified the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2024.

Appointment of Kara Cannon as Chief Executive Officer and Patricia Eckert as Chief Financial Officer

The Board of Directors resolved unanimously to appoint Kara Cannon and Patricia Eckert on a permanent basis to the roles of Chief Executive Officer and Chief Financial Officer, respectively, removing the “interim” from their titles. “I am very pleased to be working with Kara and Patty, and applaud their dedication and passionate commitment to the Company and their focus on creating shareholder value”, stated Steven Pully, Chairman of the Board of Enzo. “Appointing them to their roles on a permanent basis is recognition of their continuing efforts on behalf of the Company and its shareholders.”

About Enzo Biochem

Enzo Biochem, a pioneer in molecular diagnostics, contributes to advancing healthcare with its comprehensive portfolio of technical platforms and reagent sets supporting a diverse range of biomedical research and translational science needs. A leader in innovation and product development for over 45 years, scientists have trusted Enzo Biochem to manufacture and supply a comprehensive portfolio of thousands of high-quality products, including antibodies, genomic probes, assays, biochemicals, and proteins. The Company’s proprietary products and technologies play central roles in all translational research and drug development areas, including cell biology, genomics, assays, immunohistochemistry, and small molecule chemistry. Enzo Biochem, Inc.’s Life Science division supports the work of research centers and industry partners, shaping the future of healthcare worldwide. Enzo Biochem, Inc. has a broad and deep intellectual property portfolio, with patent coverage across many vital enabling technologies. For more information, please visit Enzo.com or follow Enzo Biochem on X and LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2023. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Enzo Biochem Contacts

For Enzo Biochem:	For Investors:
Patricia Eckert, CFO	Chris Calabrese
Enzo Biochem	LifeSci Advisors, LLC
631-755-5500	917-680-5608
peckert@enzo.com	ccalabrese@lifesciadvisors.com